  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmpliTech Group Inc.

Bohemia, NY

We consent to the incorporation by reference in Registration Statement (No. 333-251332) on Form S-8, and Registration Statements (No. 333-255656 and No. 333-254969) on Form S-3 of AmpliTech Group, Inc. of our report dated February 25, 2022, relating to the financial statements of Spectrum Semiconductor Materials Inc., which appears in this Current Report on Form 8-K/A of AmpliTech Group, Inc.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

February 25, 2022